EXHIBIT 10.2

Yellow Corporation

RESTRICTED STOCK UNIT AGREEMENT

Participant:	[●]
Date of Grant:	[●]
Number of Restricted Stock Units:	[●]
Vesting Schedule:	[●] of the shares of Restricted Stock Units will vest on each of the following dates: [●]
Restricted Stock Unit Award pursuant to Section [●] of Employment Agreement: [For grants pursuant to an Employment Agreement]	The shares of Restricted Stock subject to this Restricted Stock Agreement are granted pursuant to Section [●] of the Employment Agreement dated [●], by and between the Company and the Participant.

Grant of Restricted Stock Units

The above-named Participant is hereby granted the above number of restricted stock units (the “RSUs”) in respect of shares of Yellow Corporation’s (the “Company”) $0.01 par value per share common stock in accordance with the Vesting Schedule described above, subject to the other terms and conditions described in this Restricted Stock Unit Agreement (this “Agreement”).

By your acceptance of the RSUs set forth in this Agreement, you agree that the RSUs are granted under and governed by the terms of the YRC Worldwide Inc. 2019 Incentive and Equity Award Plan or any successor thereto (the “Plan”), this Agreement, and the Terms and Conditions of Restricted Stock Unit Agreements for Employees attached to this Agreement.

You further acknowledge and agree that (i) you have received, reviewed and understand the Plan, including the provisions that the Compensation Committee’s decision on any matter arising under the Plan is conclusive and binding, and (ii) this Agreement amends and supersedes any other agreement or statement, oral or written, in its entirety regarding the vesting of the RSU.

Yellow Corporation	Acceptance of Participant
By:
Title:	Print:

You agree that your acceptance of this Agreement may be evidenced either by your signature above or by your electronic acceptance through the award administrator’s website (as of the date of grant, the administrator is Fidelity).

YELLOW CORPORATION
TERMS AND CONDITIONS
RESTRICTED STOCK UNIT AGREEMENTS FOR EMPLOYEES

These Terms and Conditions are applicable to Restricted Stock Unit Agreements (the “RSUs”) granted to Employees pursuant to the YRC Worldwide Inc. 2019 Incentive and Equity Award Plan or any successor thereto (the “Plan”). Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

1.	Acceleration of Vesting

. Notwithstanding the provisions of the vesting schedules provided in the Participant’s Restricted Stock Unit Agreement, the RSUs shall vest and be paid as provided in this Section 1 upon the following circumstances:

1.1

Death or Permanent and Total Disability. If the Participant dies or is deemed to be “permanently and totally disabled” (as defined herein) while in the employ of the Company or an Affiliate and prior to the time the RSUs vest, any unvested RSUs shall become fully vested. For purposes of this Section, the Participant shall be considered “permanently and totally disabled” if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. The existence of a permanent and total disability shall be evidenced by such medical certification as the Secretary of the Company shall require and as the Committee approves.

1.2

Change of Control of the Company. If a “Change of Control” of the Company occurs while the Participant is in the employ of the Company or an Affiliate prior to the time the RSUs vest, and the Participant’s employment with the Company or any Affiliate is terminated by the Company or such Affiliate in a Qualifying Termination within twelve (12) months following such Change in Control, any unvested RSUs shall become fully vested. For the purposes of this Section, a “Change of Control” shall be deemed to have taken place if:

1.2.1

any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company (“Excluded Persons”)) becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding an acquisition pursuant to a Business Transaction (as defined below) that does not constitute a “Change in Control” thereunder;

1.2.2

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

1.2.3

a merger or consolidation of the Company or any direct or indirect subsidiary of the Company (a “Business Transaction”) with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or its successor (or the ultimate parent company of the Company or its successor) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than Excluded Persons) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

1.2.4

a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or to an entity controlled by such person or persons).

1.3

Prohibited Activities. Notwithstanding any other provision of these Terms and Conditions or the Participant’s Restricted Stock Unit Agreement, if the Participant breaches the Company’s Code of Conduct (as amended from time to time), then the Participant shall forfeit the right to any further vesting of the Participant’s RSUs and the Restricted Stock Unit Agreement shall immediately thereupon wholly and completely terminate.

2.	Forfeiture upon Termination of Employment

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2.1

Upon termination of the Participant’s employment with the Company or an Affiliate, and except as provided in Section 1 above, this Section 2 or any employment-related agreement, the Participant shall forfeit any unvested RSUs. The Company may, in its sole discretion, which need not be reasonably exercised, determine to vest unvested RSUs of the terminating Participant on the date of termination. Notwithstanding the foregoing, in the event that the Participant’s employment with the Company or any Affiliate is terminated by the Company or such Affiliate in a Qualifying Termination (as defined below). and such termination does not occur at the times provided in Section 1.2 above, then the Participant shall vest in an additional number of RSUs equal to the number of RSUs that would have vested on the next regularly scheduled vesting following such termination date had the Participant’s employment continued until such time, multiplied by a fraction, the numerator of which is the number of days since the most recent prior vesting date that has elapsed prior to such termination, and the denominator of which is 365.

2.2

For purposes of this Agreement, “Qualifying Termination” means a termination of the Participant’s employment by the Company or an Affiliate without “Cause” or a termination of the Participant’s service by the Participant for Good Reason.

2.3

“Cause,” means (i) the Participant’s willful misconduct or gross negligence in the performance of the Participant’s duties to the Company; (ii) the Participant’s continued refusal to substantially perform the Participant’s material duties to the Company or to follow the lawful directives of the Company’s Board of Directors (other than as a result of death or physical or mental incapacity) that continues after written notice from the Company; (iii) the Participant’s indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) the Participant’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (v) material breach of this Agreement or any other agreement with the Company, or a material violation of the Company’s code of conduct or other written policy that is not cured within ten (10) days of notice from the Company.

2.4

“Good Reason” means the occurrence of any of the following events: (i) reduction in Participant’s base salary or target bonus, (ii) any material diminution in Participant’s titles, duties or responsibilities or the assignment to him of duties or responsibilities that materially impairs his ability to perform the duties or responsibilities then assigned to the Participant or normally assigned to someone in the Participant’s role of an enterprise of the size and structure of the Company, (iii) the assignment of duties to the Participant that are materially inconsistent with the Participant’s position with the Company, or (iv) a material breach of this Agreement or any other material, written agreement with Participant. For purposes of this Agreement, Participant shall have Good Reason to terminate employment if, within thirty (30) days after Participant knows (or has reason to know) of the occurrence of any of the events described above, Participant provides written notice requesting cure to the Board of such events, and the Board fails to cure, if curable, such events within thirty (30) days following receipt of such notice, and the Participant actually terminates employment within ninety (90) days following the expiration of such cure period.

3.	Transfers of Employment; Authorized Leave

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3.1

Transfers of Employment. Transfers of employment between the Company and an Affiliate, or between Affiliates, shall not constitute a termination of employment for purposes of the Restricted Stock Unit Agreement.

3.2

Authorized Leave. Authorized leaves of absence from the Company shall not constitute a termination of employment for purposes of the Restricted Stock Unit Agreement. For purposes of the Restricted Stock Unit Agreement, an authorized leave of absence shall be an absence while the Participant is on military leave, sick leave or other bona fide leave of absence so long as the Participant’s right to employment with the Company is guaranteed by statute, a contract or Company policy.

4.	Withholding

. To the extent the Participant has taxable income in connection with the grant, vesting or payment of the RSUs or the delivery of shares of Company common stock, the Company is authorized to withhold from any compensation payable to Participant, including shares of common stock that the Company is to deliver to the Participant, any taxes required to be withheld by foreign, federal, state, provincial or local law. By executing the Restricted Stock Unit Agreement, the Participant authorizes the Company to withhold any applicable taxes.

5.

Settlement of RSUs. The Company shall, as soon as reasonably practicable, but in any event within thirty (30) days following the vesting of the RSUs, deliver to the Participant the number of Shares that correspond to the number of RSUs that have become vested according to the vesting schedule set forth in the Participant’s Restricted Stock Unit Agreement or that have otherwise vested in accordance with the terms of this Restricted Stock Unit Agreement and the Plan.  The Committee may, in its discretion, settle any RSUs by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the Shares.

6.

Dividends; Rights as a Stockholder. Until such time as the RSUs have been settled pursuant to Section 5, the Participant shall have no rights as a stockholder with respect to any Shares covered by the RSUs, including, without limitation, any right to dividends or other distributions or any right to vote. Notwithstanding the foregoing, if the Company declares any cash dividend the record date of which occurs while the RSUs are outstanding, the Participant shall be credited a dividend equivalent in an amount equal to the dividend that would have been paid on the Shares underlying the RSUs had such Shares been outstanding on such record date. Any such dividend equivalents shall be subject to the same vesting conditions applicable to the underlying RSU with respect to which they accrue, and shall, if the underlying RSU vests, be paid no later than thirty (30) days following the applicable vesting date.

7.	Non-transferability

. No rights under the Restricted Stock Unit Agreement shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (“QDRO”), and, except to the extent otherwise provided herein, the rights and the benefits of the Restricted Stock Unit Agreement may be exercised and received, respectively, during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative or by an “alternate payee” pursuant to a QDRO

8.	Limitation of Liability

. Under no circumstances will the Company be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s role as Plan sponsor.

9.	Awards Subject to Plan

. A copy of the Plan is included with the Restricted Stock Unit Agreement. The provisions of the Plan as now in effect and as the Plan may be amended in the future (but only to the extent such amendments are allowed by the provisions of the Plan) are hereby incorporated in the Restricted Stock Unit Agreement by reference as though fully set forth herein. Upon request to the Secretary of the Company, a Participant may obtain a copy of the Plan and any amendments

10.	Definitions

. Unless redefined herein, all terms defined in the Plan have the same meaning when used as capitalized terms in these Terms and Conditions.

11.	Compliance with Regulatory Requirements

. Notwithstanding anything else in the Plan, the RSUs received on the date of grant may not be sold, pledged or hypothecated unless the Company is in compliance with all regulatory requirements regarding registration of the RSUs or common stock to be issued under the terms of the Plan.

12.	Stock Certificates

. The Committee may also cause any certificates representing Shares of RSUs to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, if the Shares of RSUs are represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares of RSUs as counsel for the Company considers necessary or advisable.

13.	No Deferred Compensation

. The RSUs under the Restricted Stock Unit Agreement is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Restricted Stock Unit Agreement shall be administered, construed and interpreted in accordance with such intent.

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